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                                                                    Exhibit 10.3


                      SAVINGS BANK OF THE FINGER LAKES, FSB
              1996 MANAGEMENT RECOGNITION PLAN AND TRUST AGREEMENT


                                    ARTICLE I
                       ESTABLISHMENT OF THE PLAN AND TRUST

     1.01 Savings Bank of the Finger Lakes, FSB (the "Savings Bank") hereby establishes a Management Recognition Plan (the "Plan") and Trust (the "Trust") upon the terms and conditions hereinafter stated in this 1996 Management Recognition Plan and Trust Agreement (the "Agreement").

     1.02 The Trustee hereby accepts this Trust and agreess to hold the Trust assets existing on the date of this Agreement and all additions and accretions thereto upon the terms and conditions hereinafter stated.


                                   ARTICLE II
                               PURPOSE OF THE PLAN

     2.01 The purpose of the Plan is to retain personnel of experience and ability in key positions by providing Employees of the Savings Bank and of its subsidiaries with a proprietary interest in the Savings Bank as compensation for their contributions to the Savings Bank and any other Subsidiaries and as an incentive to make such contributions in the future.


                                   ARTICLE III
                                   DEFINITIONS

     The following words and phrases when used in this Agreement with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronouns shall include the feminine pronouns and the singular shall include the plural.

       3.01 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his estate.
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     3.02 "Board" means the Board of Directors of the Savings Bank.

     3.03 "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Savings Bank in fact is required to comply with Regulation 14A thereunder, except that a "change in control of the Savings Bank" shall not include any corporate reorganization of the Savings Bank undertaken in conjunction with the conversion of Finger Lakes Financial Corporation, M.H.C., the parent mutual holding company of the Savings Bank, from the mutual to the stock form.

     3.04 "Code" means the Internal Revenue Code of 1986, as amended.

     3.05 "Committee" means the committee appointed by the Board pursuant to
Article IV hereof. The functions of such committee may be undertaken by any other committee appointed by the Board.

     3.06 "Common Stock" means shares of the common stock, $0.01 par value per share, of the Savings Bank.

     3.07 "Disability" means any physical or mental impairment which qualifies an employee for disability benefits under the applicable long-term disability plan maintained by the Savings Bank or any Subsidiary or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

     3.08 "Effective Date" means the day upon which the Board adopts this Plan.

     3.09 "Employee" means any person who is employed by the Savings Bank or any Subsidiary, or is an officer of the Savings Bank or any Subsidiary, including officers or other employees who may be directors of the Savings Bank.

     3.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       3.11 "MHC" means Finger Lakes Financial Corporation, a federally chartered mutual holding company and the holder of a majority of the issued and outstanding shares of Common Stock.

     3.12 "0TS" means the Office of Thrift Supervision.

     3.13 "Plan Shares" or "Shares" means shares of Common Stock held in the Trust which may be distributed to a Recipient pursuant to the Plan.


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     3.14 "Plan Share Award" or "Award" means a right granted under this Plan to receive a distribution of Plan Shares upon completion of the service requirements described in Article VII

     3.15 "Recipient" means an Employee who receives a Plan Share Award under the Plan.

     3.16 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Savings Bank or a Subsidiary Company, or, if no such plan is applicable, which would constitute "retirement" under any qualified pension benefit plan maintained by the Savings Bank or a Subsidiary Company, if such individual were a participant in such plan.

     3.17 "Subsidiary" means any subsidiaries of the Savings Bank which, with the consent of the Board, agree to participate in this Plan.

     3.18 "Trustee" means such firm, entity or persons nominated by the Committee and approved by the Board pursuant to Sections 4.01 and 4.02 to hold legal title to the Plan for the purposes set forth herein.


                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

     4.01 Role of the Committee. The Plan shall be administered and interpreted by the Committee, which shall consist of two or more members of the Board, none of whom shall be an officer or employee of the Savings Bank and each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act. The Committee shall have all of the powers allocated to it in this and other Sections of the Plan. The interpretation and construction by the Committee of any provisions of the Plan or of any Plan Share Award granted hereunder shall be final and binding. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. The Committee shall report its actions and decisions with respect to the Plan to the Board at appropriate times, but in no event less than one time per calendar year. The Committee shall recommend to the Board a firm or other entity to act as Trustee in accordance with the provisions of this Plan and Trust and the terms of
Article VIII hereof.

     4.02 Role of the Board. The members of the Committee and the Trustee shall be appointed or approved by, and will serve at the pleasure of, the Board. The Board may in its discretion from time to time remove members from, or add members to, the Committee, and may remove or replace the Trustee, provided that any directors who are selected as members of the Committee shall not be officers or employees of the Savings Bank and shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Exchange Act


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     4.03 Limitation on Liability. No member of the Board or the Committee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under it. If a member of the Board or the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Savings Bank shall, subject to the requirements of applicable laws and regulations, indemnify such member against all liabilities and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Savings Bank and any Subsidiaries and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     4.04 Compliance with Laws and Regulations. All Awards granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency or stockholders as may be required.


                                    ARTICLE V
                                  CONTRIBUTIONS

     5.01 Amount and Timing of Contributions. The Board shall determine the amount (or the method of computing the amount) and timing of any contributions by the Savings Bank and any Subsidiaries to the Trust established under this Plan. Such amounts may be paid in cash or in shares of Common Stock and shall be paid to the Trust at the designated time of contribution. No contributions by Employees shall be permitted.

     5.02 Investment of Trust Assets; Number of Plan Shares. Subject to Section
8.02 hereof, the Trustee shall invest all of the Trust's assets primarily in Common Stock. The aggregate number of Plan Shares available for distribution pursuant to this Plan shall be 23,600 shares of Common Stock, which shares shall be purchased from the Savings Bank and/or from stockholders thereof by the Trust with funds contributed by the Savings Bank.


                                   ARTICLE VI
                            ELIGIBILITY; ALLOCATIONS

     6.01 Awards to Emplovees. Plan Share Awards may be made to such Employees as may be selected by the Committee. In selecting those Employees to whom Plan Share Awards may be granted and the number of Shares covered by such Awards, the Committee shall consider the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Savings Bank, his salary and such other factors


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as the Committee shall deem relevant to accomplishing the purposes of the Plan.
The Committee may, but shall not be required to, request the written recommendation of the Chief Executive Officer of the Savings Bank regarding Plan Share Awards being considered by the Committee for any Employee other than with respect to Plan Share Awards being considered for him.

     6.02 Form of Allocation. As promptly as practicable after a determination is made pursuant to Sections 6.01 that a Plan Share Award is to be issued, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award, and the terms upon which the Plan Shares subject to the Award shall be distributed to the Recipient. The date on which the Committee so notifies the Recipient shall be considered the date of grant of the Plan Share Award. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

     6.03 Allocations Not Required to any Specific Employee. Notwithstanding anything to the contrary in Section 6.01 hereof, no Employee shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being at the total discretion of the Committee.


                                   ARTICLE VII
             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

     7.01 Earning Plan Shares; Forfeitures.

     (a) General Rules. Subject to the terms hereof, Plan Share Awards shall be earned by a Recipient at the rate determined by the Committee on the date of grant or, with the concurrence of the Recipient, thereafter. Unless otherwise determined pursuant to this Section 7.01, if the employment of an Employee is terminated prior to the vesting of a Plan Share Award for any reason (except as specifically provided in subsections (b), (c) and (d) below), the Recipient shall forfeit the right to any Shares subject to the Award which have not theretofore been earned. In the event of a forfeiture of the right to any Shares subject to an Award, such forfeited Shares shall become available for allocation pursuant to Section 6.01 hereof as if no Award had been previously granted with respect to such Shares. No fractional shares shall be distributed pursuant to this Plan.

     (b) Exception for Terminations Due to Death, Disability or Retirement. Notwithstanding the general rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient whose employment or service with the Savings Bank or any Subsidiary terminates due to death, Disability or Retirement shall be deemed earned as of the Recipient's last day of employment with the Savings Bank or any Subsidiary and shall be distributed as soon as practicable thereafter; provided, however, that Awards shall be distributed in accordance with Section 7.03(a).


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     (c) Execration after a Change in Control. Notwithstanding the rule contained in Section 7.01(a), all Plan Shares subject to a Plan Share Award held by a Recipient shall be deemed earned in the event of a Change in Control.

     (d) Revocation for Misconduct. Notwithstanding anything hereinafter to the contrary, the Board may by resolution immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been distributed hereunder to the Recipient whether or not yet earned, in the case of an Employee who is discharged from the employ of the Savings Bank or any Subsidiary for cause (as hereinafter defined). Termination for cause shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order.

     7.02 Distribution of Dividends. Any cash dividends or stock dividends declared in respect of each Plan Share held by the Trust will be paid by the Trust, as soon as practicable after the Trust's receipt thereof, to the Recipient on whose behalf such Plan Share is then held by the Trust.

     7.03 Distribution of Plan Shares.

     (a) Timing of Distributions: General Rule. Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned, provided, however, that no Plan Shares shall be distributed to the Recipient or Beneficiary pursuant to a Plan Share Award within six months from the date on which that Plan Share Award was granted to such person.

     (b) Form of Distributions. All Plan Shares, together with any Shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and distributable. Payments representing cash dividends shall be made in cash.

     (c) Withholding. The Trustee may withhold from any cash payment or Common Stock distribution made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of a cash payment is insufficient, the Trustee may require the Recipient or Beneficiary to pay to the Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Trustee shall pay over to the Savings Bank or any Subsidiary which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary.

     (d) Restrictions on Seller of Plan Shares. Plan Share Awards may not be sold, assigned, pledged or otherwise disposed of prior to the time that they are earned and distributed pursuant to the terms of this Plan. Following distribution, the Committee may require

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the Recipient or his Beneficiary, as the case may be, to agree not to sell or otherwise dispose of his distributed Plan Shares except in accordance with all then applicable Federal and state securities laws, and the Committee may cause a legend to be placed on the stock certificate(s) representing the distributed Plan Shares in order to restrict the transfer of the distributed Plan Shares for such period of time or under such circumstances as the Committee, upon the advice of counsel, may deem appropriate.

     7.04 Voting of Plan Shares. All Plan Shares which have not yet been earned and allocated shall be voted by the Trustee in its sole discretion.


                                  ARTICLE VIII
                                      TRUST

     8.01 Trust. The Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of the Plan and Trust and the applicable directions, rules, regulations, procedures and policies established by the Committee pursuant to the Plan.

     8.02 Management of Trust. Subject to the limitations of Section 9.10, It is the intent of this Plan and Trust that the Trustee shall have complete authority and discretion with respect to the arrangement, control and investment of the Trust, and that the Trustee shall invest all assets of the Trust in Common Stock to the fullest extent practicable, except to the extent that the Trustee determine that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing their duties, the Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

          (a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments for trustees or other fiduciaries. The investment authorized herein may constitute the only investment of the Trust, and in making such investment, the Trustee is authorized to purchase Common Stock from the Savings Bank or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

          (b) To invest any Trust assets not otherwise invested in accordance with (a) above, in such deposit accounts, and certificates of deposit obligations of the United States Government or its agencies or such other investments as shall be considered the equivalent of cash.

          (c) To sell exchange or otherwise dispose of any property at anytime held or acquired by the Trust.


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          (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

          (e) To hold cash without interest in such amounts as may in the opinion of the Trustee be reasonable for the proper operation of the Plan and Trust.

          (f) To employ brokers, agents, custodians, consultants and accountants.

          (g) To hire counsel to render advice with respect to their rights, duties and obligations hereunder, and such other legal services or representation as they may deem desirable.

          (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

          (i) To file federal and state income tax returns and to make any and all elections and to exercise any and all options given to fiduciaries pursuant to the provisions of the Code, as the same may be amended hereafter.

     Notwithstanding anything herein contained to the contrary, the Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

     8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Committee.

     8.04 Expenses. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Savings Bank.

     8.05 Indemnification. Subject to the requirements of applicable laws and regulations, the Savings Bank shall indemnify, defend and hold the Trustee harmless against all claims, expenses and liabilities arising out of or related to the exercise of the Trustee's powers and the discharge of their duties hereunder, unless the same shall be due to their gross negligence or willful misconduct.

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                                   ARTICLE IX
                                  MISCELLANEOUS

     9.01 Adjustments for Capital Changes. The aggregate number of Plan Shares available for distribution pursuant to the Plan Share Awards and the number of Shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of the Plan resulting from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such shares effected without receipt or payment of consideration by the Savings Bank.

     9.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Plan, subject to regulations of the OTS and any required stockholder approval or any stockholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the Recipient, alter or impair his Plan Share Award except as specifically authorized herein. Upon termination of the Plan, the Recipient's Plan Share Awards shall be distributed to the Recipient in accordance with the terms of Article VII hereof. Notwithstanding anything contained in this Plan to the contrary, the provisions of Articles VI and VII of this Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes. In the event of the termination of the Trust, the Trustee shall contribute all remaining assets of the Trust to an Employee's trust described in Section 401(a) of the Code or dispose of the assets of the Trust in any other manner as shall result in the Savings Bank not being considered to own such assets either directly or constructively within the meaning of Section 318 of the Code.

     9.03 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to a Recipient who was notified in writing of an Award by the Committee pursuant to Section 6.02. No Recipient or Beneficiary shall have any right in or claim to any assets of the Plan or Trust, nor shall the Savings Bank or any Subsidiary be subject to any claim for benefits hereunder.

     9.04 Employment or Service Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Trustee, the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in such capacity.

     9.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a stockholder in respect of any Plan Shares covered by a Plan Share


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Award, except as expressly provided in Sections 7.02 and 7.04 above, prior to the time said Plan Shares are actually earned and distributed to him.

     9.06 Government Law. To the extent not governed by Federal law, the Plan and Trust shall be governed by the laws of the State of New York.

     9.07 Effective Date. This Plan shall be effective as of the Effective Date, and Awards may be granted hereunder as of or after the Effective Date and as long as the plan remains in effect. Notwithstanding the foregoing or anything to the contrary in this Plan, the implementation of this Plan and any Awards granted pursuant hereto is subject to the and approval of the Savings Bank's stockholders.

       9.08 Term of Plan. This Plan shall remain in effect until the earlier of
(1) ten (10) years from the Effective Date, (2) termination by the Board, or (3) the distribution to Recipients and Beneficiaries of all assets of the Trust.

     9.09 Tax Status of Trust. It is intended that the trust established hereby be treated as an irrevocable non-grantor trust. The Trust shall apply for and obtain its own Employer Identification Number for purposes of filing federal and state income tax returns as required by the Code and applicable state and local law.

     9.10 Savings Clause. Notwithstanding any other provision of the Plan or the Trust to the contrary, any duty or power granted under the Plan or Trust shall be absolutely void to the extent that the right to perform such duty or exercise such power or the performance or exercise thereof would cause the Savings Bank to be considered the owner of Common Stock held by the Trust under subpart E of part I of subchapter 3 of the Code relating to grantors and others treated as substantial owners.


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